                                                                  EXHIBIT 4.24.1

RECORDING REQUESTED BY, AND
WHEN RECORDED RETURN TO:

Brobeck, Phleger & Harrison LLP
550 South Hope Street
Suite 2100
Los Angeles, California  90071-2604
Attention:  John Francis Hilson, Esq.

--------------------------------------------------------------------------------

                             SUBORDINATION AGREEMENT

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

                  This Subordination Agreement ("Agreement"), dated as of December 6, 2001, is executed by Barden Nevada Gaming, LLC, a Nevada limited liability company ("Obligor"), and The Bank of New York, a New York banking corporation, as trustee ("Trustee"), in favor of Foothill Capital Corporation, a California corporation ("Foothill"), with reference to the following facts:

                  A. Obligor is the owner of the real property described in Exhibit "A" attached hereto and incorporated herein by this reference, and is the lessee of the real property described in Exhibit "B" attached hereto and incorporated herein by this reference (collectively, the "Property").

                  B. Obligor has executed, or is about to execute, that certain Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents dated as of December 6, 2001 for the benefit of Trustee (as modified from time to time, the "Junior Deed of Trust"), encumbering the Property and recorded December __, 2001 as Instrument No. ____________________ in the Official Records of the County of Clark, State of Nevada. The Junior Deed of Trust secures various obligation more particularly described therein, including without limitation, Obligor's obligations to Trustee under that certain Indenture of even date herewith between Majestic Investor Holdings, LLC, a Delaware limited liability company ("Parent"), Majestic Investor Holdings Corp., a Delaware corporation (together with Parent, the "Issuers"), Trustee and certain Subsidiary Guarantors (as defined in the Indenture) (as modified from time to time, the "Indenture") with respect to a loan ("Trustee's Loan") to Issuers. The Junior Deed of Trust, together with all other security documents now or hereafter executed by Obligor as security for Trustee's Loan (each as modified from time to time) are collectively referred to herein as the "Junior Security Documents." The Indenture, the Junior Security Documents, and any other documents heretofore or hereafter executed with or in favor of Trustee with respect to Trustee's Loan, are collectively referred to herein as the "Junior Loan Documents."


                                       1.

                  C. Obligor has executed, or is about to execute, that certain Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents dated as of December 6, 2001 for the benefit of Foothill (as modified from time to time, the "Senior Deed of Trust"), encumbering the Property and recorded on December __, 2001 as Instrument No. ____________________ in the Official Records of the County of Clark, State of Nevada. The Senior Deed of Trust secures various obligations more particularly described therein, including without limitation Obligor's obligations to Foothill under that certain Loan and Security Agreement of even date herewith between Parent, Obligor, Barden Colorado Gaming, LLC, a Colorado limited liability company ("BCG"), Barden Mississippi Gaming, LLC, a Mississippi limited liability company ("BMG") (Parent, Obligor, BCG and BMG are referred to hereinafter individually and collectively, jointly and severally, as the "Borrowers"), and Foothill (as modified from time to time, "Foothill's Loan Agreement") with respect to a loan ("Foothill's Loan") to Borrowers. The Senior Deed of Trust, together with all other security documents now or hereafter executed by the Borrowers as security for Foothill's Loan (each as modified from time to time) are collectively referred to herein as the "Senior Security Documents." Foothill's Loan Agreement, the Senior Security Documents, and any other documents included within the definition of "Loan Documents" under Foothill's Loan Agreement, are collectively referred to herein as the "Senior Loan Documents."

                  D. Trustee and Foothill have executed, or are about to execute, that certain Intercreditor Agreement dated as of December 6, 2001 (the "Intercreditor Agreement"), concerning their respective rights with respect to the priority of their respective security interests in and liens on the Property and other now owned and hereafter acquired assets of Obligor as described in the Junior Loan Documents and Senior Loan Documents. Pursuant to the terms and conditions of the Intercreditor Agreement, it is a condition precedent to the making of Foothill's Loan that the Senior Deed of Trust and Senior Loan Documents shall be and remain a lien upon the Property prior to the lien of the Junior Deed of Trust and the Junior Loan Documents.

                  E. In order to induce Foothill to make certain financial accommodations to Borrowers, subject to the terms of the Intercreditor Agreement, Trustee is willing to have the Senior Deed of Trust constitute a lien, claim and charge upon the Property unconditionally prior and superior to the lien, claim and charge of the Junior Deed of Trust.

                  F. Capitalized terms used and not otherwise defined in this Agreement have the meanings set forth for them in the Intercreditor Agreement.

                  In consideration of the foregoing, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Foothill, Trustee and Obligor hereby agree as hereinafter provided:

                  1. Pursuant to the terms and conditions of the Intercreditor Agreement, the liens and charges in favor of Foothill under the Senior Deed of Trust and the other Senior Loan Documents, and any renewals and extensions, amendments and other modifications thereof, whether relating to real property, fixtures, personal property or any combination thereof, shall unconditionally be and remain at all times a lien or charge on the Property (and all other property, rights and assets of Obligor which are encumbered by both the Senior Loan Documents and the Junior Loan Documents) prior and superior to the lien and charge of the Junior Deed of Trust and the other Junior Loan


                                       2.

Documents. Notwithstanding any provision contained herein, the subordination of the Junior Deed of Trust provided for herein shall not be deemed to (a) subordinate the Liens of the Trustee to the Liens of any other Person; or (b) subordinate the Subordinated Lien Indebtedness to any Indebtedness of the Issuers or any of the Subsidiary Guarantors.

                  2. If there is a conflict between the terms and conditions of this Agreement and the Intercreditor Agreement, the terms and conditions of the Intercreditor Agreement shall govern and control.

                  3. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. This Agreement is governed by the laws of the State of New York without regard to the choice of law rules of that state.

                  4. This Agreement may be executed in counterparts, each of which shall constitute an original of this Agreement, and all of which together shall collectively constitute one fully executed Agreement.

                  5. Any amendment, modification or addition to this Agreement shall be made in writing executed by the parties hereto, and neither party shall be bound by any oral modifications.

                  6. If any party shall bring an action or proceeding (including, without limitation, any cross-complaint, counter-claim, third-party claim or arbitration proceeding) against the other party by reason of the alleged breach or violation of any provision hereof, or for the enforcement of any provision hereof, or to interpret any provision hereof, or otherwise arising out of this Agreement, the prevailing party in such action or proceeding shall be entitled to its costs and expenses of such action or proceeding, including, but not limited to, its actual attorneys' fees, which shall be payable by the non-prevailing party whether or not such action or proceeding is prosecuted to judgment or award. For the purposes of this Agreement, the term "attorneys' fees" shall mean the fees and expenses of counsel to the parties hereto, which may include fees incurred with respect to post-judgment motions, contempt proceedings, garnishment, levy, debtor and third-party examinations, discovery, bankruptcy, litigation, and may include expenses such as printing, photostating, duplicating, facsimiles, filing fees, air freight charges and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, all of which shall be deemed to have accrued upon the commencement of such action. As used in this Section 6, the term "prevailing party" shall mean the party who receives substantially the relief desired whether by summary judgment, dismissal or otherwise.

NOTICE: THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.



                            [Signature page follows]



                                       3.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



                                    "Trustee"

                                    THE BANK OF NEW YORK,
                                    a New York banking corporation, as trustee


                                    By:     /s/ Robert A. Massimillo
                                            ------------------------------------
                                    Name:   Robert A. Massimillo
                                            ------------------------------------
                                    Title:  Vice President
                                            ------------------------------------


                                    "Foothill"

                                    FOOTHILL CAPITAL CORPORATION,
                                    a California Corporation


                                    By:     /s/ Kevin M. Coyle
                                            ------------------------------------
                                    Name:   Kevin M. Coyle
                                            ------------------------------------
                                    Title:  Sr. Vice President
                                            ------------------------------------


                                    "Obligor"

                                    BARDEN NEVADA GAMING, LLC,
                                    a Nevada limited liability company


                                    By:     /s/ Michael E. Kelly
                                            ------------------------------------
                                    Name:   Michael E. Kelly
                                            ------------------------------------
                                    Title:
                                            ------------------------------------

STATE OF NEW YORK              )
                               )ss:
COUNTY OF BRONX                )

                  On this 6th day of December, A.D., 2001 before me, a Notary Public in and for the State of New York, personally appeared Robert A. Massimillo, to me personally known, who being by me duly sworn did say that the person is a Vice President of The Bank of New York, a New York banking corporation, executing the foregoing instrument, that the instrument was signed on behalf of the said corporation by authority of the corporation and the said Robert A. Massimillo acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.



                  /s/ William J. Cabbels
                  ----------------------
                                         Notary Public in the State of New York

                                         [SEAL]

STATE OF CALIFORNIA            )
                               )ss:
COUNTY OF LOS ANGELES          )

                  On December 6, 2001 before me, Donna Wolfe, Notary Public, personally appeared Kevin M. Coyle, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                  WITNESS my hand and official seal


/s/ Donna Wolfe                   [SEAL]
---------------

STATE OF CALIFORNIA           )
                              )ss:
COUNTY OF LOS ANGELES         )

                  On December 6, 2001 before me, Maria Sandoval, Notary Public, personally appeared Michel E. Kelly, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                  WITNESS my hand and official seal


/s/ Maria Sandoval                [SEAL]
------------------

                                   EXHIBIT "A"

                          Description of Real Property

FEE PARCELS:


Parcel Four (4):

Lots Thirteen (13) through Sixteen (16) in Block 30 of Clark's Las Vegas Townsite, as shown by map thereof on file in Book 1 of Plats, Page 37, in the office of the County recorder of Clark County, Nevada.

Together with that portion of vacated alley as provided for in that certain Order of Vacation recorded April 9, 1979 as Document No. 995695 of Official Records of Clark County, Nevada, as follows:

Beginning at the most northerly corner of lot thirteen (13) in Block thirty (30) of said Clark's Las Vegas Townsite;

thence southeasterly along the Northerly line of said lot thirteen (13) a distance of 140.00 feet to the most easterly corner of said lot thirteen (13);

thence at right angles to said northerly line, northeasterly a distance of 10 feet to a point;

thence northwesterly and 10 feet distant from the southerly line of lots one (1) through six (6) in said Block thirty (30) a distance of 140 feet to a point;

Thence southwesterly a distance of 10 feet to the TRUE POINT OF BEGINNING.

Together with those portions of vacated alleys that lies adjacent to said lots as provided for in that certain Order of Vacation recorded August 27, 1999 in Book 990827 as Instrument/File No. 00495 of Official Records, Clark County, Nevada.


Parcel Seven (7):

Lots Twenty (20) through Twenty-Two (22) in Block 30 of Clark's Las Vegas Townsite, as shown by map thereof on file in Book 1 of Plats, Page 37, in the office of the County recorder of Clark County, Nevada.

Together with those portions of vacated alleys that lies adjacent to said lots as provided for in that certain Order of Vacation recorded August 27, 1999 in Book 990827 as Instrument/File No. 00495 of Official Records, Clark County, Nevada.

Parcel Eight (8):

Lots Twenty-Three (23) through Twenty-Seven (27) in Block 30 of Clark's Las Vegas Townsite, as shown by map thereof on file in Book 1 of Plats, Page 37, in the office of the County recorder of Clark County, Nevada.

Together with those portions of vacated alleys that lies adjacent to said lots as provided for in that certain Order of Vacation recorded August 27, 1999 in Book 990827 as Instrument/File No. 00495 of Official Records, Clark County, Nevada.

Excepting therefrom a triangular parcel of land as conveyed to the City of Las Vegas by deed recorded March 10, 2000 in Book 20000310 as Instrument/File No. 00962 of Official Records described as follows:

bounded on the Southwest by the Wouthwesterly line of said Block 30, and bounded on the North by the arc of a curve, concave Northerly, having a radius of 10.00 feet, being tangent to said Southwesterly line of Block 30 and tangent to said Southwesterly line of Block 30.


Parcel Nine (9):

Lots Twenty-Eight (28) and Twenty-Nine (29) and the South half (S 1/2) of Lot Thirty (30) in Block Thirty (30) of Clark's Las Vegas Townsite, as shown by map thereof on file in Book 1 of Plats, Page 37, in the office of the County recorder of Clark County, Nevada.

Together with those portions of vacated alleys that lies adjacent to said lots as provided for in that certain Order of Vacation recorded August 27, 1999 in Book 990827 as Instrument/File No. 00495 of Official Records, Clark County, Nevada.


Parcel Ten (10):

Lots Thirty-One (31) and Thirty-Two (32) and the North Half (N 1/2) of Lot Thirty (30) in Block Thirty (30) of Clark's Las Vegas Townsite, as shown by map thereof on file in Book 1 of Plats, Page 37, in the office of the County recorder of Clark County, Nevada.

Together with those portions of vacated alleys that lies adjacent to said lots as provided for in that certain Order of Vacation recorded August 27, 1999 in Book 990827 as Instrument/File No. 00495 of Official Records, Clark County, Nevada.

                                    EXHIBIT B

                     Description of Leases and Real Property
                                Subject to Leases


                                  Exhibit "B"
                                   Page 1 of 1

Parcel One (1):

Lots One (1) through Four (4) in Block 30 of Clark's Las Vegas Townsite, as shown by map thereof on file in Book 1 of Plats, Page 37, in the office of the County recorder of Clark County, Nevada.

Together with that portion of vacated alley as provided for in that certain Order of Vacation recorded April 9, 1979 as Document 995695 of Official Records of Clark County, Nevada, as follows:

That portion of that certain Northwest-Southwest alley in Block Thirty (30) of said Clark's Las Vegas Townsite described as follows:

Commencing at the Southwesterly corner of said lot One (1) described above;

thence Southeasterly along the Southerly line of lots One (1) through Four (4) of said Block Thirty (30) a distance of 100.00 feet to a point; thence at right angles to the Southwesterly line of said lots a distance of 10 feet to a point; thence Northwesterly and parallel to the Southwesterly line of lots One (1) through Four (4) in Block Thirty (30) a distance of 100 feet to a point; thence Northeasterly a distance of 10 feet to the TRUE POINT OF BEGINNING.


Parcel Three (3):

Lots Seven (7) and Eight (8) in Block Thirty (30) of Clark's Las Vegas Townsite, as shown by map thereof on file in Book 1 of Plats, Page 37, in the office of the County recorder of Clark County, Nevada.

Together with those portions of vacated alleys that lies adjacent to said lots as provided for in that certain Order of Vacation recorded August 27, 1999 in Book 990827 as Instrument/File No. 00495 of Official Records, Clark County, Nevada.